TRAEGER, INC. 2021 INCENTIVE AWARD PLAN

RESTRICTED STOCK UNIT GRANT NOTICE
(Cash or Share Settlement)
Traeger, Inc., a Delaware corporation (the “Company”), has granted to the participant listed below (“Participant”) the restricted stock units (the “RSUs”) described in this Restricted Stock Unit Grant Notice (Cash or Share Settlement) (this “Grant Notice”), subject to the terms and conditions of the Traeger, Inc. 2021 Incentive Award Plan (as amended from time to time, the “Plan”) and the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”) and the Release attached as Exhibit B, all of which are incorporated into this Grant Notice by reference. This award of RSUs constitutes an Other Stock or Cash Based Award for purposes of the Plan; for clarity, the restricted stock units granted hereunder shall not have the meaning set forth in the Plan for Restricted Stock Units. Capitalized terms not specifically defined in this Grant Notice or the Agreement have the meanings given to them in the Plan.

Participant:	[_________]
Grant Date:	[_________]
Number of RSUs:	[_________][1]
Grant Date Reference Price:	$[_________][2]
Per-Share Settlement Cap:	$[_________]
Per-Share Settlement Floor:	$[_________]
Vesting Commencement Date:	[_________]
Vesting Schedule:	As set forth in Section 2.1 of the Agreement.

By accepting (whether in writing, electronically or otherwise) the RSUs, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.
1 Note to Draft: The Number of RSUs will be determined by dividing the applicable dollar-denominated value by an averaging price that is TBD.
2 Note to Draft: To equal the per-share price used to determine the Number of RSUs in the applicable Board consent.

TRAEGER, INC.	PARTICIPANT
By:
Name:	[_________]
Title:

Exhibit A
RESTRICTED STOCK UNIT AGREEMENT
WHEREAS, the Company has granted the RSUs to Participant effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”); and
WHEREAS, in connection therewith, the parties desire to enter into this Restricted Stock Unit Agreement (this “Agreement”).
NOW, THEREFORE, the Company and Participant hereby agree as follows:
Article I. GENERAL
1.1Award of RSUs and Dividend Equivalents.
(a)Each RSU represents the unfunded, unsecured right to receive an amount in cash or Shares on the applicable Vesting Date (as defined below), in either case, as set forth in this Agreement. This award of RSUs constitutes an Other Stock or Cash Based Award for purposes of the Plan; for clarity, the restricted stock units granted hereunder shall not have the meaning set forth in the Plan for Restricted Stock Units.
(b)The Company hereby grants to Participant, with respect to each RSU, a Dividend Equivalent for ordinary cash dividends paid to substantially all holders of outstanding Shares with a record date after the Grant Date and prior to the date the applicable RSU is settled, forfeited or otherwise expires. Each Dividend Equivalent entitles Participant to receive the equivalent value of any such ordinary cash dividends paid on a single Share. The Company will establish a separate Dividend Equivalent bookkeeping account (a “Dividend Equivalent Account”) for each Dividend Equivalent and credit the Dividend Equivalent Account (without interest) on the applicable dividend payment date with the amount of any such cash paid. Any Dividend Equivalents granted in connection with the RSUs issued hereunder, and any amounts that may become distributable in respect thereof, shall be treated separately from such RSUs and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Section 409A.
1.2Incorporation of Terms of Plan. The RSUs and Dividend Equivalents are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference.
1.3Unsecured Promise. The RSUs and Dividend Equivalents will at all times prior to settlement represent an unsecured Company obligation payable only from the Company’s general assets.
1.4Definitions. Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or in the Plan. In addition, the following defined terms shall apply:
(a)“Assumed” means that an Assumption occurs with respect to the Award in connection with a Change in Control.
(b)“Cause” means the occurrence of any one or more of the following events:
(i) Participant’s willful misconduct or gross negligence in the performance of Participant’s duties, in either case, which causes the Company or any of its subsidiaries material harm;
(ii)Participant’s repeated willful failure to follow the lawful directives of the Board that are not inconsistent with Participant’s position (other than as a result of death or physical or mental incapacity), in either case, which causes the Company or any of its subsidiaries material harm;
(iii)Participant’s conviction of, or pleading of guilty or nolo contendere to, a felony or any crime involving moral turpitude if it impacts the reputation or goodwill of the Company or any of its subsidiaries;
(iv)Participant’s performance of any material act of theft, embezzlement, fraud, dishonesty or misappropriation of the property of the Company or any of its subsidiaries;
(v)Participant’s use of illegal drugs, or Participant’s abuse of alcohol that materially impairs Participant’s ability to perform Participant’s duties contemplated hereunder; or
(vi)Participant’s breach of any obligation under Participant’s Restrictive Covenant Agreement or any other written agreement with the Company or any of its subsidiaries or under any applicable policy of the Company or any of its subsidiaries that has been provided to or made available to Participant (including any code of conduct or harassment policies) which could cause the Company material harm.
(c)“Disability” means a permanent and total disability under Code Section 22(e)(3).
(d)[“Good Reason” means the occurrence of any one or more of the following events without Participant’s prior written consent, unless the Company or its subsidiary fully corrects the circumstances constituting Good Reason (provided such circumstances are capable of correction) as provided below:
(i)a change in Participant’s position with the Company or its subsidiary which materially diminishes Participant’s duties, responsibilities or authority;
(ii)a material diminution of (x) Participant’s annual base salary rate in effect immediately prior to Participant’s termination of Service, disregarding any reduction which gives rise to Good Reason or (y) target cash performance bonus, if any, for the year in which the termination of Service occurs; or
(iii)a relocation of Participant’s principal place of employment by more than 20 miles.
(e)Notwithstanding the foregoing, Participant will not be deemed to have resigned for Good Reason unless (A) Participant provides the Company or its subsidiary with written notice setting forth in reasonable detail the facts and circumstances claimed by Participant to constitute Good Reason within 90 days after the date of the occurrence of any event that Participant knows or should reasonably have known to constitute Good Reason, (B) the Company or its subsidiary fails to cure such acts or omissions within 30 days following its receipt of such notice, and (C) the effective date of Participant’s termination for Good Reason occurs no later than 60 days after the expiration of the Company’s cure period.]

(f)“Qualifying Termination” means a termination of Participant’s Service by the Company without Cause [or by Participant for Good Reason].
(g)“Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, an amount in cash or Shares, determined in accordance with Article II of this Agreement, awarded to Participant under Article VII of the Plan and subject to the vesting conditions, settlement and other terms and conditions set forth in this Agreement.
(h)“Restrictive Covenant Agreement” means that certain Non-Competition, Confidentiality, Non-Solicitation Agreement and Assignment of Invention Agreement by and between the Company or its subsidiaries and Participant, or any other written agreement between Participant and the Company or its subsidiaries that contains restrictive covenants (e.g., confidentiality, invention assignment, non-solicitation, non-disparagement) as in effect on or following the Grant Date.
(i)“Service” means Participant’s employment with the Company.
(j)“Settlement Value” means, with respect to each RSU that vests on a given Vesting Date, an amount equal to the lesser of (i) the Fair Market Value of a Share on such Vesting Date and (ii) the Per-Share Settlement Cap.
(k)“Top-Up Payment” means, with respect to each RSU that vests on a given Vesting Date, an amount equal to the excess (if any) of the Per-Share Settlement Floor over the Fair Market Value of a Share on such Vesting Date.
Article II.
VESTING; FORFEITURE; SETTLEMENT
2.1Vesting. The RSUs will vest in three substantially equal installments on each of the first, second and third anniversaries of the Vesting Commencement Date (each, a “Normal Vesting Date”), subject to Participant’s continued Service with the Company or its Affiliates on the applicable Normal Vesting Date, except to the extent provided in Section 2.2 below. The date on which an RSU vests, as set forth in this Section 2.1 or Section 2.2, shall be a “Vesting Date” with respect to such RSU. Dividend Equivalents (including any Dividend Equivalent Account balance) will vest upon the vesting of the RSUs with respect to which the Dividend Equivalent (including the Dividend Equivalent Account) relates.
2.2Change in Control; Termination of Service.
(a)Change in Control. If a Change in Control occurs and Participant remains in continued Service until at least immediately prior to such Change in Control, then, effective as of the date of such Change in Control: (i) to the extent the Award is Assumed in connection with such Change in Control, the RSUs will remain outstanding and eligible to vest following such Change in Control, subject to Participant’s continued Service through the applicable Normal Vesting Date (or as set forth in Section 2.2(b) or (c)); or (ii) to the extent the Award is not Assumed in connection with such Change in Control, 100% of the RSUs will vest as of immediately prior to such Change in Control.
(b)Qualifying Termination.     If Participant experiences a Qualifying Termination, then, a number of RSUs shall vest equal to (i) the number of RSUs that would have vested on the next Normal Vesting Date (had Participant remained in Service through such Normal Vesting Date), multiplied by (ii) a fraction, (x) the numerator of which is the number of days Participant was in Service from the then most recent Normal Vesting Date (or, if no Normal Vesting Date has occurred, the Vesting Commencement Date) through the termination date and (y) the denominator of which is the number of days from the then most recent Normal Vesting Date (or, if no Normal Vesting Date has occurred, the

Vesting Commencement Date) through the next scheduled Normal Vesting Date, and all RSUs that do not become vested in accordance with the foregoing automatically will be forfeited and terminated as of the termination date without consideration therefor. In addition, and notwithstanding the generality of the foregoing, if Participant is a participant in the Company’s Executive Change in Control Severance Plan as of such Qualifying Termination, then the RSUs may be subject to accelerated vesting provisions in accordance with the Executive Change in Control Severance Plan.
(c)Termination due to Disability; Death. If Participant experiences a termination of Service due to Disability or death, then 100% of then-unvested RSUs shall vest.
(d)The treatment set forth in Sections 2.2(b)-(c) is subject to and conditioned upon Participant’s (or Participant’s estate’s) timely execution, delivery and non-revocation of a general release of claims in the form attached hereto as Exhibit B (the “Release”) and continued compliance with the Restrictive Covenants (as defined below). The Release shall be delivered to Participant (or Participant’s estate) within five business days following the termination date, and Participant shall have 21 days thereafter (or 45 days, if necessary to comply with Applicable Law) to execute and deliver the Release to the Company. The Company may update the Release attached hereto to the extent necessary to reflect changes in law.
(e)If Participant experiences a termination of Service for any reason other than those set forth in Sections 2.2(b)-(c), all RSUs that have not become vested on or prior to the date of such termination of Service automatically will be forfeited and terminated as of the termination date without consideration therefor.
2.3Forfeiture.
(a)Upon Participant’s material breach of any of the Restrictive Covenants, any RSUs underlying the Award that remain outstanding as of the date of such breach (if any) automatically will be forfeited and terminated as of the date that such breach is determined by the Administrator in its good faith discretion.
(b)Dividend Equivalents (including any Dividend Equivalent Account balance) will be forfeited upon the forfeiture of the RSUs with respect to which the Dividend Equivalent (including the Dividend Equivalent Account) relates.
2.4Settlement.
(a)Each vested RSU shall be settled by delivery to Participant of an amount equal to the Settlement Value of such RSU, payable in Shares and/or cash, at the Administrator’s discretion, as soon as practicable and in any event within 45 days after the applicable Vesting Date. If settled in Shares, the number of Shares delivered with respect to each RSU shall equal the quotient (rounded down to the nearest whole Share) of the Settlement Value divided by the Fair Market Value of a Share on the Vesting Date, plus a cash payment for any fractional Share remainder. If settled in cash, the cash amount shall equal the Settlement Value. Dividend Equivalents (including any Dividend Equivalent Account balance) will be paid in Shares and/or cash, at the Administrator’s discretion, as soon as practicable and in any event within 45 days after the Vesting Date of the applicable RSU.
(b)Per-Share Cap and Floor.
(i)Per-Share Cap. For the avoidance of doubt, (A) the Settlement Value of each RSU shall not exceed the Per-Share Settlement Cap, and (B) the number of RSUs that vest on any

Vesting Date shall not be reduced by reason of this Section 2.4(b)(i); rather, this Section 2.4(b)(i) shall operate solely to limit the Settlement Value of each applicable RSU.
(ii)Per-Share Floor. Notwithstanding anything to the contrary contained in this Agreement, if the Fair Market Value of a Share on the Vesting Date of an RSU is less than the Per-Share Settlement Floor, then, with respect to such RSU, the Company shall pay a Top-Up Payment to Participant. Each Top-Up Payment shall be payable in Shares and/or cash, at the Administrator’s discretion, as soon as practicable and in any event within 45 days after the applicable Vesting Date and at the same time and in the same form as any amount settled in respect of such RSU pursuant to Section 2.4(a), unless otherwise determined by the Administrator. If settled in Shares, the number of Shares delivered with respect to each Top-Up Payment shall equal the quotient (rounded down to the nearest whole Share) of the amount of the Top-Up Payment divided by the Fair Market Value of a Share on the Vesting Date, plus a cash payment for any fractional Share remainder.
(iii)For the avoidance of doubt, the Per-Share Settlement Cap and the Per-Share Settlement Floor shall apply to all RSUs that vest under this Agreement, including pursuant to Section 2.1 (Vesting), Section 2.2(a) (Change in Control) (whether or not Assumed), Section 2.2(b) (Qualifying Termination), or Section 2.2(c) (Disability or death).
(c)Notwithstanding the foregoing, the Company may delay any payment under this Agreement that the Company reasonably determines would violate Applicable Law until the earliest date the Company reasonably determines the making of the payment will not cause such a violation (in accordance with Treasury Regulation Section 1.409A-2(b)(7)(ii)); provided the Company reasonably believes the delay will not result in the imposition of excise taxes under Section 409A.
(d)If a Dividend Equivalent is paid in Shares, the number of Shares paid with respect to the Dividend Equivalent will equal the quotient, rounded down to the nearest whole Share, of the Dividend Equivalent Account balance divided by the Fair Market Value of a Share on the day immediately preceding the payment date.
Article III.
TAXATION AND TAX WITHHOLDING
3.1Representation. Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax consequences of this award of RSUs and Dividend Equivalents (the “Award”) and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.
3.2Tax Withholding.
(a)Payment of the withholding tax obligations with respect to the Award may be by any of the following, or a combination thereof, as determined by [the Company in its sole discretion / Participant or the Administrator]3:

(i)Cash or check;
(ii)In whole or in part by delivery of Shares, including Shares delivered by attestation and Shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery; or
3 Note to Draft: “Participant or the Administrator” for Section 16 individuals. “The Company” for non-Section 16 individuals.

(iii)In whole or in part by the Company withholding of Shares otherwise vesting or issuable under this Award in satisfaction of any applicable withholding tax obligations.
(b)Subject to Section 9.5 of the Plan, the applicable tax withholding obligation will be determined based on Participant’s Applicable Withholding Rate. Participant’s “Applicable Withholding Rate” shall mean (i) if Participant is subject to Section 16 of the Exchange Act, the greater of (A) the minimum applicable statutory tax withholding rate or (B) with Participant’s consent, the maximum individual tax withholding rate permitted under the rules of the applicable taxing authority for tax withholding attributable to the underlying transaction, or (ii) if Participant is not subject to Section 16 of the Exchange Act, the minimum applicable statutory tax withholding rate or such other higher rate approved by the Company; provided, however, that (i) in no event shall Participant’s Applicable Withholding Rate exceed the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America); and (ii) the number of Shares tendered or withheld, if applicable, shall be rounded up to the nearest whole Share sufficient to cover the applicable tax withholding obligation, to the extent rounding up to the nearest whole Share does not result in the liability classification of the RSUs under generally accepted accounting principles.
(c)To the extent that any FICA tax withholding obligations arise in connection with the RSUs prior to the date on which such RSUs should otherwise become payable to Participant, then the Company may accelerate the payment of a number of RSUs sufficient to satisfy (but not in excess of) such tax withholding obligations and any tax withholding obligations associated with such accelerated payment, and the Company or an affiliate may withhold such amounts in satisfaction of such withholding obligations.
(d)Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs and the Dividend Equivalents, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the RSUs or Dividend Equivalents. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the RSUs or the Dividend Equivalents or the subsequent sale of Shares. The Company and its Subsidiaries do not commit and are under no obligation to structure the RSUs or Dividend Equivalents to reduce or eliminate Participant’s tax liability.
3.3Section 409A. To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A, including without limitation any such regulations or other guidance that may be issued after the effective date of this Agreement.
Article IV.
OTHER PROVISIONS
4.1Adjustments. Participant acknowledges that the RSUs, the Shares subject to (and any amounts payable with respect to) the RSUs and the Dividend Equivalents are subject to adjustment, modification and/or termination in certain events as provided in this Agreement and the Plan.
4.2Clawback. Notwithstanding Section 10.13 of the Plan, the Award, the Shares subject to (and any amounts payable upon settlement of) the RSUs and the Dividend Equivalents issuable hereunder shall be subject to the Company’s Policy for Recovery of Erroneously Awarded Compensation, as well as any other clawback or recoupment policy in effect on the Grant Date or that may be adopted or maintained by the Company following the Grant Date.
4.3Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s General Counsel at the Company’s principal office or the General Counsel’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant (or, if Participant is then deceased, to the Designated Beneficiary) at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.
4.4Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
4.5Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.
4.6Successors and Assigns. The Company may assign any of its rights under this Agreement to a single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in this Agreement or the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
4.7Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement and the RSUs and Dividend Equivalents will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.
4.8Restrictive Covenants. In consideration of the benefits being provided to Participant pursuant to this Agreement, Participant agrees to be bound by the restrictive covenants (the “Restrictive Covenants”) contained in the Restrictive Covenant Agreement, which are incorporated herein by reference.
4.9Entire Agreement; Amendment. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall materially and adversely affect the RSUs or Dividend Equivalents without the prior written consent of Participant.
4.10Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.
4.11Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs and Dividend Equivalents, and rights no greater than the right to receive Shares or cash as a general unsecured creditor with respect to the RSUs and Dividend Equivalents, as and when settled pursuant to the terms of this Agreement.
4.12Not a Contract of Service. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any Subsidiary or interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.
4.13Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.

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Exhibit B
GENERAL RELEASE
1.Release. For valuable consideration, the receipt and adequacy of which is hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of Traeger, Inc., a Delaware corporation (“Company”), and the Company’s partners, subsidiaries, associates, affiliates, successors, heirs, assigns, directors, officers and employees of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof.  The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or service, or termination of employment or service, of the undersigned by the Releasees, or any of them; any alleged breach of any express or implied contract of employment or service; any alleged torts or other alleged legal restrictions on Releasees’ right to terminate the employment or service of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination In Employment Act (“ADEA”), the Americans With Disabilities Act.
2.Claims Not Released. Notwithstanding the foregoing, this general release (the “Release”) shall not operate to release any rights or claims of the undersigned (i) to payments or benefits under the restricted stock unit award agreement between the undersigned and the Company (to which this Release is attached) or as a holder of any securities of the Company, (ii) to accrued or vested benefits the undersigned may have, if any, as of the date hereof under any applicable plan, policy, practice, program, contract or agreement with the Company, (iii) to any Claims, including claims for indemnification and/or advancement of expenses arising under any indemnification agreement between the undersigned and the Company, under any directors’ and officers’ liability insurance policy or under the bylaws, certificate of incorporation or other similar governing document of the Company, (iv) to any Claims which cannot be waived by an employee under applicable law or (v) with respect to the undersigned’s right to communicate directly with, cooperate with, or provide information to, any federal, state or local government regulator.
3.Exceptions. Notwithstanding anything in this Release to the contrary, nothing contained in this Release shall prohibit the undersigned from (i) filing a charge with, reporting possible violations of federal law or regulation to, participating in any investigation by, or cooperating with any governmental agency or entity or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation and/or (ii) communicating directly with, cooperating with, or providing information (including trade secrets) in confidence to, any federal, state or local government regulator (including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, or the U.S. Department of Justice) for the purpose of reporting or investigating a suspected violation of law, or from providing such information to the undersigned’s attorney or in a sealed complaint or other document filed in a lawsuit or other governmental proceeding. Pursuant to 18 USC Section 1833(b), (1) the undersigned will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (y) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal and (2) the undersigned acknowledges that an individual who files a lawsuit for retaliation by an employer for
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reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.
4.Representations. The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which the undersigned may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer.  It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.
5.No Action. The undersigned agrees that if the undersigned hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then the undersigned agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim. Notwithstanding the foregoing, this provision shall not apply to any suit or Claim to the extent it challenges the effectiveness of this Release with respect to a claim under the ADEA.
6.No Admission. The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.
7.[OWBPA. The undersigned agrees and acknowledges that this Release constitutes a knowing and voluntary waiver and release of all Claims the undersigned has or may have against the Company and/or any of the Releasees as set forth herein, including, but not limited to, all Claims arising under the Older Worker’s Benefit Protection Act and the ADEA. In accordance with the Older Worker’s Benefit Protection Act, the undersigned is hereby advised as follows:
(i)the undersigned has read the terms of this Release, and understands its terms and effects, including the fact that the undersigned agreed to release and forever discharge the Company and each of the Releasees, from any Claims released in this Release;
(ii)the undersigned understands that, by entering into this Release, the undersigned does not waive any Claims that may arise after the date of the undersigned’s execution of this Release, including without limitation any rights or claims that the undersigned may have to secure enforcement of the terms and conditions of this Release;
(iii)the undersigned has signed this Release voluntarily and knowingly in exchange for the consideration described in this Release, which the undersigned acknowledges is adequate and satisfactory to the undersigned and which the undersigned acknowledges is in addition to any other benefits to which the undersigned is otherwise entitled;
(iv)the Company advises the undersigned to consult with an attorney prior to executing this Release;
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(v)the undersigned has been given at least [21]4 days in which to review and consider this Release. To the extent that the undersigned chooses to sign this Release prior to the expiration of such period, the undersigned acknowledges that the undersigned has done so voluntarily, had sufficient time to consider the Release, to consult with counsel and that the undersigned does not desire additional time and hereby waives the remainder of the [21]-day period; and
(vi)the undersigned may revoke this Release within seven days from the date the undersigned signs this Release and this Release will become effective upon the expiration of that revocation period if the undersigned has not revoked this Release during such seven-day period. If the undersigned revokes this Release during such seven-day period, this Release will be null and void and of no force or effect on either the Company or the undersigned and the undersigned will not be entitled to any of the payments or benefits which are expressly conditioned upon the execution and non-revocation of this Release. Any revocation must be in writing and sent to [name], via electronic mail at [email address], on or before 11:59 p.m. Mountain time on the seventh day after this Release is executed by the undersigned.]5
8.Acknowledgement. The undersigned acknowledges that different or additional facts may be discovered in addition to what is now known or believed to be true by the undersigned with respect to the matters released in this Release, and the undersigned agrees that this Release shall be and remain in effect in all respects as a complete and final release of the matters released, notwithstanding any different or additional facts.
9.Governing Law. This Release is deemed made and entered into in the State of Utah, and in all respects shall be interpreted, enforced and governed under the internal laws of the State of Utah, to the extent not preempted by federal law.
IN WITNESS WHEREOF, the undersigned has executed this Release this ____ day of ___________, ____.

        [______]

4 Note to Draft: Use 45 days in a group termination, and include information regarding terminated positions.
5 Note to Draft: Include as applicable.
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